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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 30, 2003



                       Commission File Number     0-15949


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)




          California                                   94-2862863
(State or other jurisdiction of      (I.R.S. Employer identification No.)
incorporation or organization)


           75 Rowland Way, Novato, CA               94945
     (Address of principal executive offices)     (Zip code)




                                 (415) 878-4000
               (Registrant's telephone number including area code)



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    Item 5.   Other Events
____________________________________________


International Microcomputer Software, Inc. ("IMSI") announced on May 1, 2003 that all litigation relating to a July 2001 settlement agreement the Company and its wholly owned subsidiary ArtToday.com, Inc. had originally entered into with Imageline, Inc. ('Imageline") and its president, George Riddick ("Riddick") has now been restructured and fully and finally resolved. Under the terms of the restructured settlement agreement, IMSI agreed to the following:

-     An  immediate  payment  of  $621,750
- A promissory note for $178,250 plus simple interest of 10% per annum due on or before April 18, 2004
-     Licensing and republishing rights to certain intellectual property
- The issuance of 600,000 fully vested three year warrants with a strike price of $0.46 per share to purchase the Company's common stock

In return, the restructured settlement ends all litigation among the parties, eliminates an existing judgment against IMSI, and removes a lien on certain of IMSI's assets. The licenses granted in this settlement agreement will not negatively affect IMSI's ongoing operations and will allow the Company to end an expensive and time consuming legal dispute.

As a result of this settlement, and, as will be disclosed in the notes to its March 31, 2003 financial statements, IMSI will recognize an additional non-operating charge of approximately $380,000 in its financial statements for the quarter ended June 30, 2003.

The July 2001 settlement agreement was a settlement of a $2.6 million arbitration award in favor of Imageline against IMSI for intellectual property violations and attorney's fees. The award consisted of $1.2 million in actual damages, $1.2 in punitive damages and $0.2 million in attorneys' fees. The July 2001 settlement agreement called for the following;

-     Dismissal of any further appeals of the award
- Cash payments to Imageline over a 12 year period, starting October 2001 and having a then present value of approximately $833,000 as follows:
     a)   12  monthly  payments  of $11,500 from October 5, 2001 to September 5,
          2002
     b)   Four  equal  quarterly  payments of $78,500 beginning on September 30,
          2002
     c)   132  monthly  payments  of  $6,500  beginning  October  5,  2002
-     Rights to royalties and inventories pertaining to the MasterClips   line
      of products
- A percentage of any net recovery IMSI obtained from any indemnification claims IMSI had against third parties associated with the original circumstances leading to the arbitration award

As a result of the July 2001 settlement, IMSI recognized a reduction in liabilities of $2 million in its June 30, 2001 financial statements. As of the date of this filing, IMSI had paid approximately $420,000 related to the July 2001 Settlement. No further payments will be made under the terms of July 2001 mutual settlement as it has been replaced by the current settlement.


(a) Exhibits

   Press Release dated May 1, 2003 announcing settlement of Imageline dispute

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